This Instrument Contains After-Acquired Property Provisions



             This Instrument Grants a Security Interest by a Utility

                         Texas-New Mexico Power Company
                   (Formerly Community Public Service Company)

                                       To

                            Bank of America Illinois
                                    Trustee.


                             -----------------------


                      Twenty-Fourth Supplemental Indenture

                          Dated as of November 3, 1995


                              --------------------


                          Supplemental to and Modifying

                              Indenture to Mortgage
                                       and
                                  Deed of Trust
                          Dated as of November 1, 1944
                         (as supplemented and modified)

          This Instrument Contains After-Acquired Property Provisions.

                               ------------------

            This Instrument Grants a Security Interest by a Utility.

                               ------------------

     This is a Security Agreement granting a Security Interest in Chattels including Chattels affixed to Realty as well as a Mortgage upon Real Estate and Other Property

         THIS TWENTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of November 3, 1995, between Texas-New Mexico Power Company (formerly Community Public Services Company), as debtor, a Texas corporation (hereinafter sometimes called the "Company"), whose mailing address and address of its principal place of business is 4100 International Plaza, P.O. Box 2943, Fort Worth, Texas 76113, party of the first part, and Bank of America Illinois, a banking corporation organized under the laws of Illinois (hereinafter sometimes called the "Trustee"), (which was formerly known, at various times, as Continental Bank, a banking corporation organized under the laws of Illinois, Continental Bank, National Association, and Continental Illinois National Bank and Trust Company of Chicago (sometimes referred to as "Predecessor Trustee")), as Trustee and Secured Party, and having its principal place of business and mailing address at 231 South LaSalle Street, Chicago, Illinois 60697, party of the second part:

         WHEREAS, Community Public Service Company, a Delaware corporation (hereinafter sometimes called the "Predecessor Company"), has heretofore executed and delivered to the City National Bank and Trust Company of Chicago (hereinafter sometimes called the "Old Trustee"), an Indenture of Mortgage and Deed of Trust dated as of November 1, 1944 (hereinafter sometimes called the "Original Indenture"), to secure as provided therein, its bonds (in the Original Indenture and herein called the "Bonds") to be designated generally as its "First Mortgage Bonds" and to be issued in one or more series as provided in the Original Indenture; and

         WHEREAS, the Predecessor Company has heretofore executed and delivered to the Old Trustee six indentures supplemental to the Original Indenture, which supplemental indentures were dated as of March 1, 1947, January 1, 1949, January 1, 1952, March 1, 1954, June 1, 1957 and June 1, 1961, respectively; and

         WHEREAS, simultaneously with the merger of the Predecessor Company into the Company, the Company has heretofore executed and delivered a Seventh Supplemental Indenture, dated as of May 1, 1963, to Continental Illinois National Bank and Trust Company of Chicago (into which on September 1, 1961, the Old Trustee was merged) as Trustee; and

         WHEREAS, the Company has heretofore executed and delivered to the Predecessor Trustee an Eighth Supplemental Indenture dated as of July 1, 1963; a Ninth Supplemental Indenture dated as of August 1, 1965; a Tenth Supplemental Indenture dated as of May 1, 1966; an Eleventh Supplemental Indenture dated as of October 1, 1969; a Twelfth Supplemental Indenture dated as of May 1, 1971; a Thirteenth Supplemental Indenture dated as of July 1, 1974; a Fourteenth Supplemental Indenture dated as of March 1, 1975; a Fifteenth Supplemental Indenture dated as of September 1, 1976; a Sixteenth Supplemental Indenture dated as of November 1, 1981; a Seventeenth Supplemental Indenture dated as of December 1, 1982; an Eighteenth Supplemental Indenture dated as of September 1, 1983; a Nineteenth Supplemental Indenture dated as of May 1, 1985; a Twentieth Supplemental Indenture dated as of July 1, 1987; a Twenty-First Supplemental Indenture dated as of July 1, 1989; a Twenty-Second Supplemental Indenture dated as of January 15, 1992; and a Twenty-Third Supplemental Indenture dated as of September 15, 1993; and

         WHEREAS, pursuant to the Original Indenture, as heretofore supplemented and modified, there have been executed, authenticated, delivered and issued and there are now outstanding First Mortgage Bonds of series and in principal amounts as follows:


               Title                              Issued     Outstanding

        Series L, 10 1/2due 2000            $ 12,000,000     $  9,600,000

        Series M, 8.70% due 2006            $ 10,000,000     $  8,200,000

        Series R, 10% due 2017              $ 65,000,000     $ 62,400,000

        Series S, 9% due 2019               $ 20,000,000     $ 19,600,000

        Series T, 11 1/4% due 1997          $130,000,000     $100,800,000

        Series U, 9 1/4% due 2000           $100,000,000     $100,000,000

and

         WHEREAS, Continental Illinois National Bank and Trust Company of Chicago changed its name to Continental Bank, National Association, effective December 12, 1988; Continental Bank, National Association changed its name to Continental Bank, effective June 29, 1994; and Continental Bank changed its name to Bank of America Illinois effective September 1, 1994; and

         WHEREAS, it is provided in the Original Indenture, among other things, that the Company and the Trustee may, and when so required by the Original Indenture shall, enter into such indentures supplemental thereto as may or shall by them be deemed necessary or desirable and which shall thereafter form a part thereof for the purposes, among others, of (a) subjecting to the lien of the Original Indenture additional property acquired by the Company, (b) providing for the creation of any new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series, (c) providing for a sinking, amortization, improvement or other analogous fund for the benefit of all or any of the Bonds of any one or more series, of such character and of such amount and upon such terms and conditions as shall be contained in such supplemental indenture; and (d) providing for modifications in the Original Indenture, subject to certain conditions; and

         WHEREAS, the Company is entering into that certain Revolving Credit Facility Agreement (the "Credit Agreement"), dated as of November 3, 1995 (as the same may be amended from time to time, the "Credit Agreement"), among the Company, certain lenders (the "Lenders") and Chemical Bank, a New York banking corporation ("Chemical") as agent for the Lenders; and

         WHEREAS, the Credit Agreement requires, as a condition precedent to the effectiveness of the Credit Agreement and the initial borrowing thereunder, that the Company issue a new series of First Mortgage Bonds to Chemical, as collateral agent (the "Collateral Agent") for the Lenders under a Bond Agreement, dated as of November 3, 1995 (the "Bond Agreement"), in an aggregate principal amount of $30,000,000 to secure the payment when due of the Obligations (as defined in the Bond Agreement); and

         WHEREAS, the agreements of the parties to the Credit Agreement constitute consideration for the issuance of such First Mortgage Bonds to the Collateral Agent; and

         WHEREAS, the Company, as required by the Credit Agreement, proposes to create under the Original Indenture a new issue of First Mortgage Bonds, to be designated as First Mortgage Bonds, Series V (the "Bonds of Series V") to be due on November 3, 2000, in an aggregate principal amount of $30,000,000 and proposes to issue the same initially upon the execution of this Twenty-Fourth Supplemental Indenture; and

         WHEREAS, it is the intent of the Company and the Lenders that as long as the Collateral Agent or any successor Collateral Agent remains as registered owner of the Bonds of Series V, there be no duplication in the obligations paid by the Company under the Credit Agreement and the Bonds of Series V, but the payments, if any, of principal of or interest on the Bonds of Series V be applied to payment of the Obligations and that the benefits and security of the lien of the Original Indenture, as supplemented and amended, be extended to the Obligations by means of the pledge of the Bonds of Series V to the Lenders; and
         WHEREAS,   the  Company  is  required  to  execute  this  Twenty-Fourth
Supplemental Indenture and hereby requests the Trustee to join in this Twenty-Fourth Supplemental Indenture for the purpose, among others, of creating and describing the terms of the Bonds of Series V (the Original Indenture as heretofore supplemented and modified and as supplemented and modified by this Twenty-Fourth Supplemental Indenture being herein sometimes called the "Indenture"); and

         WHEREAS, all acts and proceedings required by law and by the Restated Articles of Incorporation and By-Laws of the Company necessary to make the Bonds of Series V, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of all of the Bonds in accordance with its and their terms, have been done and taken; and the execution and delivery of this Twenty-Fourth Supplemental Indenture have been in all respects duly authorized.

         NOW, THEREFORE, THIS TWENTY-FOURTH SUPPLEMENTAL INDENTURE, WITNESSETH, that, in order to secure the payment of the principal of, premium, if any, and interest on all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions contained in said Bonds and in the Indenture, and to declare the terms and conditions upon and subject to which the Bonds of Series V are and are to be issued and secured, and for the purpose of confirming the lien of the Original Indenture, as heretofore supplemented and modified, and for and in consideration of the premises and of the mutual covenants contained in the Indenture and of the purchase and acceptance of the Bonds of Series V by the holders thereof, and of the sum of $1 to the Company paid by the Trustee at or before the ensealing and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Twenty-Fourth Supplemental Indenture, and by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, pledge, hypothecate, set over and confirm unto the Trustee, the following property, rights, privileges and franchises, to wit:

                                    CLAUSE I.

         Without in any way limiting anything in Article Six hereof or hereinafter described, all and singular the lands, real estate, chattels real, interests in lands, leaseholds, ways, rights-of-way, easements, servitudes, permits and licenses, lands under water, riparian rights, franchises, privileges, gas or electric generating plants, natural gas plants, gas storage plants and facilities, gas or electric transmission and distribution systems, gas gathering systems and tap lines, and all apparatus and equipment appertaining thereto, offices, buildings, warehouses and other structures, machine shops, tools, materials and supplies and all property of any nature appertaining to any of the plants, systems, business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems or otherwise, which are now owned or which may hereafter be owned or acquired by the Company, other than Excepted Property as defined in the Granting Clauses of the Original Indenture.

                                   CLAUSE II.

         All corporate, Federal, state, municipal and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, grants, privileges and immunities of every kind and description, now belonging to or which may hereafter be owned, held, possessed or enjoyed by the Company (other than Excepted Property as defined in the Granting Clauses of the Original Indenture) and all renewals, extensions, enlargements and modifications of any of them.

                                   CLAUSE III.

         Also all other property, real, personal or mixed, tangible or intangible (other than Excepted Property as defined in the Granting Clauses of the Original Indenture) of every kind, character and description and wheresoever situated, whether or not useful in the generation, manufacture, production, transportation, distribution or sale of gas or electricity, now owned or which may hereafter be acquired by the Company, it being the intention hereof that all property, rights and franchises acquired by the Company after the date hereof (other than Excepted Property as defined in the Granting Clauses of the Original Indenture) shall be as fully embraced within and subjected to the lien hereof as if such property were now owned by the Company and were specifically described herein and conveyed hereby.

                                   CLAUSE IV.

         Together with all and singular the plants, buildings, improvements, additions, tenements, hereditaments, easements, rights, privileges, licenses and franchises and all other appurtenances whatsoever belonging or in anywise appertaining to any of the property hereby mortgaged or pledged, or intended so to be, or any part thereof, and the reversion and reversions, remainder and remainders, and the rents, revenues, issues, earnings, income, products and profits thereof, and of every part and parcel thereof, and all the estate, right, title, interest, property, claim and demand of every nature whatsoever of the Company at law, in equity or otherwise howsoever, in, of and to such property and every part and parcel thereof.

                                    CLAUSE V.

         Also any and all property, real, personal, or mixed (including Excepted Property as defined in the Granting Clauses of the Original Indenture), that may, from time to time hereafter, by delivery or by writing of any kind, for the purpose hereof be in anywise subjected to the lien hereof or be expressly conveyed, mortgaged, assigned, transferred, deposited and/or pledged by the Company or by anyone in its behalf or with its consent, to and with the Trustee, which is hereby authorized to receive the same at any and all times as and for additional security and also, when and as in the Indenture provided, as substituted security hereunder, to the extent permitted by law. Such conveyance, mortgage, assignment, transfer, deposit and/or pledge or other creation of lien by the Company or by anyone in its behalf or with its consent of or upon any property as and for additional security may be made subject to any reservations, limitations, conditions and provisions which shall be set forth in an instrument or agreement in writing executed by the Company or the person or corporation conveying, assigning, mortgaging, transferring, depositing and/or pledging the same and/or by the Trustee, respecting the use, management and disposition of the property so conveyed, assigned, mortgaged, transferred, deposited and/or pledged, or the proceeds thereof.

                                EXCEPTED PROPERTY

         There is, however, expressly excepted and excluded from the lien and operation of the Indenture all property specifically excepted under the heading "Excepted Property" of the Granting Clauses of the Original Indenture and all property released or otherwise disposed of pursuant to the provisions of Article Seven of the Original Indenture.

         The Company may, however, pursuant to the provisions of Granting Clause V above, subject to the lien and operation of the Indenture, all or any part of the Excepted Property as defined in the Granting Clauses of the Original Indenture.

         TO HAVE AND TO HOLD the Trust  Estate  (as  defined in  Paragraph  A of
Section 1.06 of the Original Indenture) and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining, unto the Trustee and its successors and assigns, forever:

         SUBJECT, HOWEVER, to Permitted Encumbrances as defined in Paragraph G of Section 1.07 of the Original Indenture; and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any liens thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisitions;

         BUT IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons authenticated and delivered under the Indenture and duly issued by the Company, without any discrimination, preference or priority of any one Bond or coupon over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 10.02 of the Original Indenture, so that, subject to said Section 10.02 of the Original Indenture, each and all of said Bonds and coupons shall have the same right, lien and privilege under the Original Indenture, as heretofore supplemented and as supplemented by this Twenty-Fourth Supplemental Indenture, and shall be equally secured thereby and hereby and shall have the same proportionate interest and share in the Trust Estate, with the same effect as if all of the Bonds and coupons had been issued, sold and negotiated simultaneously on the date of the delivery hereof; and in trust for enforcing payment of the principal of the Bonds and of the premium, if any, and interest thereon, according to the tenor, purport and effect of the Bonds and coupons and of the Indenture, and for enforcing the terms, provisions, covenants and stipulations in the Indenture and in the Bonds set forth;

         UPON CONDITION that, until the happening of an Event of Default (as defined in Section 14.01 of the Original Indenture), the Company shall be suffered and permitted to possess, use and enjoy the Trust Estate, except money, securities and other personal property pledged or deposited with or required to be pledged or deposited with the Trustee under the Indenture, and to receive and use the rents, revenues, issues, earnings, income, products and profits therefrom:

                                   ARTICLE ONE

           BONDS OF SERIES V AND CERTAIN PROVISIONS RELATING THERETO.

         SECTION 1.01. Terms of Bonds of Series V. There shall be, and hereby is, created a new series of Bonds, known as and entitled "First Mortgage Bonds, Series V, due 2000" (herein referred to as the "Bonds of Series V"), and the form thereof shall be substantially as hereinafter set forth in Section 1.02 hereof. The principal amount of the Bonds of Series V shall not be limited except as provided in Section 2.01 of the Original Indenture (as amended by Section 1.01 of the Thirteenth Supplemental Indenture dated as of July 1, 1974) and except as may be provided in any indenture supplemental thereto. The definitive Bonds of Series V shall be issued only as registered Bonds without coupons of the denomination of $1,000 or any multiple thereof, and of such respective amounts of each of said denominations as may be executed by the Company and delivered to the Trustee for authentication and delivery.

         The Bonds of Series V shall be registered in the name of Chemical Bank, as Collateral Agent for the Lenders a party to the Credit Agreement among the Company, the Lenders and Chemical Bank, as administrative agent and as collateral agent for the Lenders (in such capacity, the "Collateral Agent").

         The Bonds of Series V are to be issued to the Collateral Agent to secure the payment when due of the Obligations (as defined in the Bond Agreement), including, without limitation, the Loans (as defined in the Credit Agreement).

         The Bonds of Series V are to be dated November 3, 1995, are to be issued in the aggregated principal amount of $30,000,000 and are to mature on the Maturity Date (as defined in the Credit Agreement). The Bonds of Series V shall bear interest of 0% per annum; provided, however, that in the event that an Event of Default (as defined in the Credit Agreement and hereinafter defined as a "Credit Agreement Default") shall have occurred and be continuing or shall have resulted in an exercise of remedies pursuant to Section VII of the Credit Agreement, the Bonds of Series V shall bear interest at a rate per annum equal to the prime rate of Chemical Bank in effect from day to day plus two percent, from the date ("Interest Accrual Date") of a Credit Agreement Default until (i) that date as of which the Collateral Agent shall have informed the Company that the Credit Agreement Default been cured, or (ii) in the event that the Collateral Agent or any successor agent shall no longer be the registered owner of the Bonds of Series V, the Maturity Date and thereafter until the principal amount of the Bonds of Series V has been paid in full. Interest due on the Bonds of Series V shall be payable on the 15th day of May and the 15th day of November of each year commencing on the first interest payment date following an Interest Accrual Date.

         The obligation of the Company to make payments with respect to the principal of and interest on the Bonds of Series V shall be, provided that the Collateral Agent or any successor Collateral Agent shall be the registered owner of the Bonds of Series V, fully satisfied and discharged to the extent that, at any time that any such payment shall be due, the Company shall have paid fully the then due principal of and interest on the Loans and no Credit Agreement Default exists. Provided, however, to the fullest extent possible to secure the principal and interest outstanding from time to time under the Credit Agreement, the principal amount of the Bonds of Series V and interest thereon accruing from time to time will remain outstanding to secure future advances under the Credit Agreement.

         The Trustee may conclusively presume that no payments with respect to the principal of or interest on the Bonds of Series V are due unless and until the Trustee shall have received a written certificate from the Collateral Agent or successor Collateral Agent signed by an authorized officer of the Collateral Agent or such successor Collateral Agent, certifying that a Credit Agreement Default has occurred and is continuing and specifying the Interest Accrual Date and such other matters, if any, as shall be pertinent to the payment of principal of and/or interest on the Bonds of Series V. Thereafter, the Trustee may conclusively presume that principal and interest payments on the Bonds of Series V are due and payable in accordance with the terms of the Indenture, unless and until the Trustee shall have received a certificate certifying the date on which the Credit Agreement Default shall have been cured and that payments with respect to principal of and interest on the Bonds of Series V are no longer due and payable. The Trustee may rely and shall be fully protected in acting upon any such certificate and shall have no duty with respect to the matters specified in any such certificate other than to make it available for inspection by the Company.

         Upon the satisfaction of the conditions  precedent contained in Section
9.17 of the Credit Agreement, the Bonds of Series V shall be surrendered to the Company and the Company's obligations thereunder shall be discharged and deemed satisfied; provided, however, that in the event that the Collateral Agent or any successor Collateral Agent shall no longer be the registered owner of the Bonds of Series V, this paragraph shall thereafter be of no force or effect.

         The definitive Bonds of Series V may be issued in the form of Bonds engraved, printed, lithographed on steel engraved borders or typed on safety paper.

         The person in whose name any Bond of Series V is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond of Series V upon any transfer or exchange thereof (including any exchange effected as an incident to a partial redemption thereof) subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of Bonds of Series V on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any Bonds of Series V shall be the registered holders of such Bonds of Series V on the record date for payment of such defaulted interest. The term "record date" as used in this Section 1.01, and in the form of the Bonds of Series V, with respect to any interest payment date applicable to the Bonds of Series V, shall mean the May 1 next preceding a May 15 interest payment date or the November 1 next preceding a November 15 interest payment date, as the case may be (or the preceding business day if a holiday or other day on which the office of the Trustee is closed), or such record date established for defaulted interest as hereinafter provided.

         In case of failure by the Company, to pay any interest when due, the claim for such interest shall be deemed to have been transferred by transfer of any Bond of Series V registered on the books of the Company and the Company, by not less than 10 days' written notice to bondholders, may fix a subsequent record date for determination of holders entitled to payment of such interest. Such provision for establishment of a subsequent record date, however, shall in no way affect the rights of bondholders or of the Trustee consequent on any default.

         Except as provided in this Section 1.01, every Bond of Series V shall be dated as provided in Section 2.05 of the Original Indenture. However, so long as there is no existing default in the payment of interest on the Bonds of Series V, all Bonds of Series V authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall be dated such interest payment date; provided, however, that if the Company shall default in the interest due on such interest payment date, then any such Bond of Series V shall bear interest from the May 15 or November 15, as the case may be, to which interest has been paid, unless such interest payment date is May 15, 1996, in which case from November 3, 1995.

         Subject to the provisions of Section 2.11 of the Original Indenture, all definitive Bonds of Series V, upon surrender at the principal office of the Trustee, shall be exchangeable for other Bonds of Series V of a different denomination or denominations, as requested by the holder surrendering the same. The Company shall execute, and the Trustee shall authenticate and deliver, Bonds of Series V whenever the same shall be required for any such exchange.

         Notwithstanding the provisions of Section 2.11 of the Original Indenture no charge shall be made for any exchange of Bonds of Series V for other Bonds of Series V of different authorized denominations or for any transfer of Bonds of Series V, except that the Company at its option may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge incident thereto.

         The Trustee hereunder shall, by virtue of its office as such Trustee, be a paying agent of the Company for the purpose of the payment of the principal of and premium, if any, and interest on the Bonds of Series V and the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of Series V. Neither the Company nor the Trustee shall be required to make transfers or exchanges of Bonds of Series V for a period of ten days next preceding the mailing of notice of redemption of Bonds of Series V to be redeemed and neither the Company nor the Trustee shall be required to make transfers or exchanges of any Bonds of Series V designated in whole for redemption or that part of any Bond of Series V designated in part for redemption.

         SECTION 1.02. Form of Bonds of Series V. The Bonds of Series V shall be in substantially the following form:

                           [FORM OF BOND OF SERIES V]

No. V

                         TEXAS NEW-MEXICO POWER COMPANY
                     First Mortgage Bond, Series V, Due 2000
                              Due November 3, 2000

         Texas-New Mexico Power Company, a Texas corporation (hereinafter called the "Company"), for value received, hereby promises to pay to Chemical Bank, a New York banking corporation, as agent under the Credit Agreement hereinafter described, or registered assigns, Thirty Million Dollars ($30,000,000), on the Maturity Date (as defined in the Credit Agreement hereinafter defined), and to pay interest thereon as provided below. The principal of and interest on this Bond are payable at the principal corporate trust office of Bank of America Illinois, a banking corporation organized under the laws of Illinois (the "Trustee"), or its successor in trust under the Indenture (as hereinafter defined), in the City of Chicago, Illinois, in any coin or currency of the United States of America which at the time of payment shall be legal tender for payment of public and private debts.

         The Bonds of Series V have been issued to Chemical Bank, as Collateral Agent for the lenders (the "Lenders") party to the Credit Agreement (hereinafter defined), to partially secure the payment when due of the Obligations (as defined in that certain Bond Agreement dated November 3, 1995, by the Company in favor of Chemical Bank as Collateral Agent for the Lenders), including, without limitation, the Loans (as defined in the Credit Agreement) made by the Lenders, which Loans were made pursuant to that certain Credit Agreement dated as of November 3, 1995 (as amended, supplemented and otherwise modified and in effect from time to time, the "Credit Agreement"), among the Company, the Lenders and Chemical Bank, as Administrative Agent and as Collateral Agent for the Lenders (the "Collateral Agent') which provides for a revolving credit facility (the "Credit Facility").

         This Bond shall bear interest of 0% per annum; provided, however, that in the event that an Event of Default (as defined in the Credit Agreement and hereinafter defined as a "Credit Agreement Default") shall have occurred and be continuing or shall have resulted in an exercise of remedies pursuant to Section VII of the Credit Agreement, this Bond shall bear interest at a rate per annum equal to the prime rate of Chemical Bank in effect from day to day plus two percent, from the date ("Interest Accrual Date"), of any such Credit Agreement Default until (i) the date as of which the Collateral Agent shall have informed the Company that the Credit Agreement Default has been cured (the "Cure Date") or, (ii) in the event that the Collateral Agent or any successor agent shall no longer be the registered owner of this Bond, the Maturity Date and thereafter until the principal amount of this Bond has been paid in full. Interest due on this Bond shall be payable on the 15th day of May and 15th day of November of each year commencing on the first interest payment date following an Interest Accrual Date and continuing through the Cure Date or Maturity Date, as applicable.

         The obligation of the Company to make payments with respect to the principal of and interest on the Bonds of Series V shall be, provided that the Collateral Agent or any successor Collateral Agent shall be the registered owner of the Bonds of Series V, fully satisfied and discharged to the extent that, at any time that any such payment shall be due, the Company shall have paid fully the then due principal of and interest on the Loans and no Credit Agreement Default exists. Provided, however, to the fullest extent possible to secure the principal and interest outstanding on the amount of the Credit Facility available from time to time under the Credit Agreement, the principal amount of the Bonds of Series V and interest thereon accruing from time to time will remain outstanding to secure future advances under the Credit Agreement.

         The Trustee may conclusively presume that no payments with respect to the principal of or interest on the Bonds of Series V are due unless and until the Trustee shall have received a written certificate from the Collateral Agent or successor agent signed by an authorized officer of the Collateral Agent or such successor agent, certifying that a Credit Agreement Default has occurred and is continuing and specifying the Interest Accrual Date and such other matters, if any, as shall be pertinent to the payment of principal of and/or interest on the Bonds of Series V. Thereafter, the Trustee may conclusively presume that principal and interest payments on the Bonds of Series V are due and payable in accordance with the terms of the Indenture unless and until the Trustee shall have received a certificate, certifying the date on which the Credit Agreement Default shall have been cured and that payments with respect to principal of and interest on the Bonds of Series V are no longer due and payable. The Trustee may rely and shall be fully protected in acting upon any such certificate and shall have no duty with respect to the matters specified in any such certificate other than to make it available for inspection by the Company.

         Upon the satisfaction of the conditions  precedent contained in Section
9.17 of the Credit Agreement, this Bond shall be surrendered to the Company and the Company's obligations hereunder shall be discharged and deemed satisfied; provided, however, that in the event that the Collateral Agent or any successor Collateral Agent shall no longer be the registered owner of this Bond, this paragraph shall thereafter be of no force or effect.

         The principal hereof and interest hereon shall be payable, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the principal office of the Trustee under the Indenture mentioned on the reverse hereof.

         This Bond shall not become or be valid or obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee.

         The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, TEXAS-NEW MEXICO POWER COMPANY has caused this Bond to be executed in its corporate name by the manual or facsimile signature of its President or one of its Vice Presidents and its corporate seal to be impressed or imprinted hereon, attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries, and this Bond to be dated

                                                TEXAS-NEW MEXICO POWER COMPANY,



                                                By:\s\ Kevern R. Joyce
                                                              President


Attest:


         Secretary

(Seal)

                      [FORM OF REVERSE OF BOND OF SERIES V]

         This Bond is one of an authorized issue of Bonds of the Company known as its "First Mortgage Bonds," limited as provided in the Indenture hereinafter mentioned, issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking, amortization, improvement, renewal, replacement or other analogous fund established under the Indenture hereinafter mentioned, may afford additional security for the Bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of November 1, 1944, executed to City National Bank and Trust Company of Chicago, as to which Continental Illinois National Bank and Trust Company of Chicago (which later changed its name to Continental Bank, National Association, then to Continental Bank, a banking corporation organized under the laws of Illinois, and then to Bank of America Illinois, a banking corporation organized under the laws of Illinois), was successor by merger, as Trustee, as supplemented by twenty-three supplemental indentures thereto, including the Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second and Twenty-Third Supplemental Indentures which also modified the Original Indenture and the Twenty-Fourth Supplemental Indenture dated as of November 3, 1995 (said Indenture of Mortgage and Deed of Trust, as so supplemented and modified, being herein called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and the appurtenant coupons and of the Trustee and of the Company in respect of such security, and the terms and conditions upon which the Bonds are and are to be secured.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per cent in principal amount of the Bonds (exclusive of Bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of Bonds shall be at the time outstanding, not less than sixty per cent in principal amount of each series affected, to execute supplemental indentures amending the Indenture; provided, however, that no such supplemental indenture shall extend the fixed maturity of this Bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, without the consent of the holder hereof.

         As provided in the Indenture, the Bonds are issuable in series which may vary as in the Indenture provided or permitted. This Bond is one of a series entitled "First Mortgage Bonds, Series V, due 2000" (hereinafter called the "Bonds of Series V").

         Bonds of this series may, upon surrender thereof at the principal office of the Trustee, be exchanged for several Bonds of the same series for a like aggregate principal amount in authorized denominations; and several Bonds of this series, registered in the same name, may, upon surrender thereof at said principal office of the Trustee, be exchanged for one Bond of the same series for a like aggregate principal amount in an authorized denomination. This Bond may be transferred at any time following the occurrence of a Credit Agreement Default, at said principal office of the Trustee by surrendering this Bond for cancellation, accompanied by a written instrument of transfer, in form approved by the Company, duly executed by the registered owner hereof or by an attorney duly authorized in writing, and thereupon the Company shall execute in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, in exchange therefor a new Bond of the same series for a like aggregate principal amount in authorized denominations. No charge shall be made for any exchange of Bonds of this series for other Bonds of different authorized denominations or for any transfer of this Bond, except that the Company at its option may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge incidental thereto.

         The Company and the Trustee may deem and treat the person in whose name this Bond shall be registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond shall be overdue; and all such payments shall be valid and effectual to satisfy and discharge the liability upon this Bond to the extent of the sum or sums so paid.

         If either an event of default as defined in the Indenture or a Credit Agreement Default shall occur, the principal of all the Bonds of Series V may become or be declared due and payable upon the conditions and in the manner and with the effect in the Indenture and Credit Agreement provided.

         The Bonds of Series V are subject to redemption at any time prior to their maturity, as a whole or from time to time in part, after the date on which the Collateral Agent or any successor agent shall no longer be the registered owner of this Bond, at the option of the Company and in the instances provided in the Indenture with the proceeds of property subject to the lien thereof, upon payment of the principal amount thereof together in any case with accrued interest to the redemption date; upon notice given by first class mail, postage prepaid, as provided in the Twenty-Fourth Supplemental Indenture to the holders of record of each Bond affected not less than thirty days nor more than sixty days prior to the redemption date and subject to all other conditions and provisions of the Indenture.

         If this Bond or any portion hereof (One Thousand Dollars or a multiple thereof) be called for redemption and payment be duly provided therefor as specified in the Indenture, interest shall cease to accrue on this Bond or such portion hereof on the date fixed for such redemption.

         Upon any partial redemption of this Bond, this Bond may, at the option of the registered owner, be either (i) surrendered at said principal office of the Trustee in exchange for one or more new Bonds of the same series (but only in authorized denominations), for the principal amount of the unredeemed portion of this Bond, or (ii) submitted at said principal office of the Trustee for notation hereon of the payment of the portion of the principal hereof so called for redemption.

         The Twenty-Fourth Supplemental Indenture provides that in the event of any default in payment of the interest due on any interest payment date, such interest shall not be payable to the holder of the bond on the original record date but shall be paid to the registered holder of such bond on the subsequent record date established for payment of such defaulted interest.

         No recourse shall be had for the payment of the principal of or the interest on this Bond or for any claim based hereon or otherwise in respect hereof or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty, or otherwise, all such liability being by the acceptance hereof and as part of the consideration for the issue hereof expressly waived and released, as provided in the Indenture; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any shareholder or any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid.

                                   ARTICLE TWO

                   REDEMPTION PROVISIONS FOR BONDS OF SERIES V

         SECTION 2.01 The Bonds of Series V shall be subject to redemption at any time prior to maturity, as a whole or from time to time in part after the date on which the Collateral Agent or any successor agent shall no longer be the registered owner of the Bonds of Series V, together with interest accrued thereon to the redemption date, upon no less than 30 days' nor more than 60 days' notice given in the manner provided in Article Eleven of the Original Indenture. The place where Bonds of Series V shall be surrendered for payment of the redemption price shall be the place at which the Bonds of Series V are payable by their terms.


                                 ARTICLE THREE.

                           AMOUNT OF BONDS OUTSTANDING

         The aggregate principal amount of Bonds of the Company outstanding and presently to be issued and outstanding under the provisions of, and secured by the Indenture, will be $330,600,000 consisting of $9,600,000 principal amount of First Mortgage Bonds, Series L, 10 1//2% due 2000, due March 1, 2000, now outstanding; $8,200,000 principal amount of First Mortgage Bonds, Series M, 8.70% due 2006, due September 1, 2006, now outstanding; $62,400,000 principal amount of First Mortgage Bonds, Series R, 10% due 2017, due July 1, 2017, now outstanding; $19,600,000 principal amount of First Mortgage Bonds, Series S, 9 5/8% due 2019, due July 1, 2019, now outstanding; $100,800,000 principal amount of First Mortgage Bonds, Series T, 11 1/4% due 1997, due January 15, 1997, now outstanding; $100,000,000 principal amount of First Mortgage Bonds, Series U, 9 1/4% due 2000, due September 15, 2000, and $30,000,000 principal amount of First Mortgage Bonds, Series V, due 2000, due November 3, 2000, to be issued pursuant to Article Four of the Original Indenture upon the execution and delivery of this Twenty-Fourth Supplemental Indenture.

         Additional Bonds of Series M, R, S, T, U and V and of subsequent series created after the execution and delivery of this Twenty-Fourth Supplemental Indenture, may, from time to time, be authenticated, delivered and issued pursuant to the terms of the Indenture.

                                  ARTICLE FOUR.

                         ADDITIONAL COVENANTS OF COMPANY

         The Company covenants and agrees with the Trustee, for the benefit of the Trustee and all the present and future holders of the Bonds and of the coupons, that the Company will pay the principal of, premium, if any, and interest on all Bonds issued or to be issued and secured by the Indenture, as well as all Bonds which may be hereafter issued in exchange or substitution therefor, and will perform and fulfill all of the terms, covenants and conditions of the Original Indenture, with respect to the additional Bonds to be issued under the Indenture.

                                  ARTICLE FIVE.

                                  MISCELLANEOUS

         This instrument is executed and shall be construed as an indenture supplemental to the Original Indenture as heretofore supplemented and shall form a part thereof, and the Original Indenture as heretofore supplemented is hereby confirmed.

         The recitals in this Twenty-Fourth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

         Although this Twenty-Fourth Supplemental Indenture is dated for convenience and for the purpose of reference as of November 3, 1995, the actual date or dates of execution thereof by the Company and the Trustee are as indicated by their respective acknowledgments hereto annexed.

         In order to facilitate the recording or filing of this Twenty-Fourth Supplemental Indenture, the same may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE SIX

                                      FIRST

                          Electric Transmission Systems

         All electric transmission lines acquired by the Company since the execution and delivery of the Twenty-Third Supplemental Indenture, dated as of September 15, 1993, to the Original Indenture, including towers, poles, pole lines, wires, switch racks, switchboards, insulators and other appliances and equipment and all other property forming a part thereof or pertaining thereto, and all service lines extending therefrom; together with all real property, rights of way, easements, permits, privileges, franchises and rights over or relating to the construction, maintenance or operation thereof, through, over, under, or upon any private property or in the public streets or highways within as well as without the corporate limits of any municipal corporation including without limitation, those situate as follows:

         A.       State of New Mexico

                  1.       Grant County
                           (a) Install a 69 KV, gang operated air break switch on the Bullfrog Substation tap off of the MD#1 to Cobre Mine 69 KV line.
                           (b) Install a 69 KV metering position for Cobre Mine. This includes CT's, PT's, metering
                                    equipment,   cabinet,   and  wood   platform
                                    structure.
                           (c) Purchase and install transfer trip scheme equipment in the Turquoise Substation.

                  2.       Hidalgo County
                           (a) Purchase and install a second 345-115 KV auto-transformer at the Hidalgo Substation. This includes the transformer pad and a short section of 115 KV bus inside the substation.
                           (b) Purchase and install transfer trip scheme equipment in the Hidalgo Substation.

B.       State of Texas

                  1.       Bosque County
                           (a) Install concrete overhead guy pole for new 69 KV single pole transmission line out of Clifton #2 69/22 KV Substation.
                           (b) Change out a 75' pole on 69 KV line from Clifton to Meridian.
                           (c) Replace 10 poles in the 69 KV line from Walnut Springs to Clifton.

                  2.       Clay County
                                    Install air flow spoilers on 16 spans of 69
                                    KV line.

                  3.       Clifton
                                    Construct 2822' 69 KV single pole
                                    transmission  line -  Clifton  #2 69/22 KV
                                    Substation.

                  4.       Fannin County
                                    Install 69 KV air switch and pole for Trenton transmission line.

                  5.       La Marque
                                    Replace static wire on 3 lines.

                  6.       Lewisville
                           (a) Purchase and install three concrete poles between Highlands and West Stations.
                           (b) Purchase 138 KV easement from E Systems from Lakepointe to FM 3040.
                           (c) Purchase transmission easement from E Systems for 138 KV line.
                           (d) Design, survey, and plan 138 KV transmission line, Lakepointe and TI.
                           (e) Purchase material and construct 138 KV transmission line, Lakepointe and TI Substation.

                  7.       Pecos County
                                    Purchase   and  install   arresters  on  the
                                    Sanderson 69 KV line.  Replace 69 KV tangent
                                    structures;  replace crossarm  assemblies on
                                    existing   single   pole   69   KV   tangent
                                    structures;  replace  bolted type jumpers at
                                    six-two   pole   69   KV   double    deadend
                                    structures; replace 69 KV switch structure with a single pole 69 KV tangent structure.

                  8.       Reeves County
                                    Purchase and install a 138 KV airbreak switch at the Worsham Field Station.

                  9.       Terrell County
                                    Replace  69 KV tangent  structures.  Replace
                                    crossarm   assemblies   on  69  KV   tangent
                                    structures; purchase and install arresters at selected locations.

                  10.      Texas City
                                    (a)     Purchase right-of-way 138-4A, 4B,
                                            138-19 line.
                                    (b)     Replace static wire on 4 lines.
                                    (c)     Replace static wire -- line 69G.
                                    (d)     Build with  metering and  equipment,
                                            interconnect  UCC Cogen to Apache
                                            Substation.

                  11.      West Columbia
                   Purchase and install Digital Fault Record.

                                     SECOND

                                   Substations

         All the substations and the switching stations acquired by the Company since the execution and delivery of the Twenty-Third Supplemental Indenture, dated as of September 15, 1993, to the Original Indenture for transforming, distributing or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, insulators, appliances, equipment and all other property, real or personal, forming a part of or pertaining to or used, occupied or enjoyed in connection with any of such substations and switching stations, including without limitation, those situate as follows:

         A.       State of New Mexico

                  Silver City
                           Purchase   and   install  bus   differential   relays
                           (Westinghouse type KAB) for a differential protection scheme on the Silver City 69-12 KV Substation bus.
         B.       State of Texas

                  1.       Bosque County
                           (a)      Install  conduit and wiring from TU fence to
                                    control  house  in  Walnut   Springs  66  KV
                                    Station.
                           (b) Build circuit getaway from OCR 22-820 out of Handley Substation.
                           (c) Purchase necessary equipment and convert RV recloser to remote control at Walnut Springs Substation.

                  2.       Clifton
                                    Replace  3750 KVA  66/22 KV  transformer  in
                                    Clifton #2 66/22 KV Substation.


                  3.       Collin County
                                    Purchase  and  install  SCADA RTU for Climax
                                    Substation.

                  4.       Coryell County
                                    Install   1108'  of  pasture   fence  around
                                    Coryell County Switching Station Site.

                  5.       Denton County
                                    Purchase and install 3750 KVA transformer and fuses at Pilot Point Substation.

                  6.       Erath County
                                    Purchase and install new recording voltmeter in Thurber 66/22/12.5 KV Substation.

                  7.       Franklin County
                                    Purchase  and  install  SCADA  RTU for Talco
                                    West Substation.

                  8.       Gatesville
                                    (a)     Purchase and install replacement
                                            transformer cooling  fan  in
                                            Gatesville #1 66/4 KV Substation.
                                    (b)     Purchase and install 69 KV 600A gas
                                            circuit  breaker in Coryell  County
                                            66 KV Station.
                                    (c)     Install three-300 KVAR Capacitor
                                            banks in TDC -  Hilltop  22/4 KV
                                            Substation.
                                    (d)     Purchase   necessary   equipment  to
                                            install  new  conduit   system  from
                                            control  house to 69 KV  breaker  in
                                            Coryell County Substation.

                  9.       Glen Rose
                                    Purchase and install replacement transformer cooling fan in Glen Rose 66/4 KV Substation.

                  10.      Hamilton
                                    Purchase  and  install   three   transformer
                                    cooling  fans  for  Hamilton  City  66/22 KV
                                    Station.

                  11.      Hamilton County
                                    (a)     Install  two down guys on 69 KV line
                                            between  the  Hamilton  Co  66/22 KV
                                            Station to Hamilton City #1 66/22 KV
                                            Station.
                                    (b)     Purchase  and install WVE  recloser,
                                            recloser   bypass   switches,    and
                                            necessary  equipment to construct an
                                            additional  circuit  out of Hamilton
                                            County Substation.
                                    (c)     Purchase  and  install   equipment
                                            to  convert  two  OCR's  to  remote
                                            controlled in Hamilton County
                                            Substation.
                                    (d)     Construct   circuit   getaway  for
                                            OCR  24-015  for  Hamilton   County
                                            Substation.

                  12.      Hill County
                                    (a)     Purchase and install two type WVE
                                            OCR's in Hill County Substation.
                                    (b)     Install  mini-RTU,  wiring  and
                                            phone line for  supervisory  control
                                            in Hill County Substation.
                                    (c)     Purchase and install  steel fuse and
                                            arresters support  structure,  three
                                            SMD-2B fuses and three  arresters in
                                            Hill County Substation.

                  13.      Lamar County
                                    (a)     Purchase and install SCADA RTU for
                                            Deport Substation.
                                    (b)     Install CCW/CCVAR meter at Minter
                                            Substation.

                  14.      League City
                                    (a)     Finish building South Shore
                                            substation.
                                    (b)     Purchased  and  installed  equipment
                                            -- 138/12.5  South Shore  Harbour
                                            purchased and installed 2nd
                                            transformer.
                                    (c)     Upgrade Dispatch Center.

                  15.      Leonard
                                    Install   metering  on   existing   portable
                                    substation transformer.

                  16.      Lewisville
                                    (a)     Purchase  and  install  25/33/42/47
                                            MVA  138-7.5 KV  transformer  with
                                            arresters for Lewisville West
                                            Station.
                                    (b)     Install  25/37/42 MVA 138-7.5 KV
                                            transformer in north position at TI
                                            Station.
                                    (c)     Purchase four 138 KV SF6 circuit
                                            breakers for TI Substation.
                                    (d)     Purchase new remote interrogation
                                            unit for SCADA operations.
                                    (e)     Purchase and install 2 SCADA RTU's
                                            for TU Flower Mound POD's.
                                    (f)     Purchase and install  25/33/42 MVA
                                            transformer  and  arresters at West
                                            Station.
                                    (g)     Purchase  and  install  12.5  KV
                                            200A, 41 switches, and bus in West
                                            Station.
                                    (h)     Purchase and install two reverse
                                            power relays for TI Substation.
                                    (i)     Replace failed PT at Lakepointe
                                            Substation.
                                    (j)     Construct transformer foundation for
                                            spare  transformer  at  West
                                            Substation.
                                    (k)     Purchase 25/37/42 MVA power trans-
                                            former for TI Substation backup.
                                    (l)     Purchase and install relay panels
                                            and gas breaker at TI Substation.
                                    (m)     Purchase and install relay panel at
                                            Lakepointe Substation.

                  17.      Montague County
                                    Repair transmission line hit by tornado.

                  18.      Pecos County
                                    (a)     Install RV Recloser in the Belding
                                            Substation.
                                    (b)     Install 7500 KVA 3 phase transformer
                                            at Airport Substation.

                  19.      Pecos
                                    (a)     Purchase  and install SPS 69 KV 1200
                                            AMP SF6 circuit  breaker;  install 3
                                            each 69 KV  arresters  at Pecos Main
                                            Substation.
                                    (b)     Purchase oil circuit  recloser  type
                                            KWE-7, 14.4 KV 560a, 10 KA type ME4C
                                            electronic   control,  a  substation
                                            mounting    frame   and   additional
                                            miscellaneous  accessories  for  the
                                            Pecos Main Substation.
                                    (c)     Rewind,  transportation  and handing
                                            costs  of  Allis-Chalmers  7500  KVA
                                            66/12.5  KV  substation  transformer
                                            for Airport Substation.

                  20.      Red River County
                                    Purchase and install SCADA RTU for Red River
                                    Substation.

                  21.      Reeves County
                                    (a)     Purchase   and   install  a  138  KV
                                            airbreak switch on the Pecos side of
                                            the  IH20 to  Wickett  69 KV line at
                                            the Worsham Field Substation.
                                    (b)     Purchase oil circuit recloser,  type
                                            KWE 7, 14.4 KV, 465A 10KA, with type
                                            ME4C  electronic  control.  Purchase
                                            oil  circuit   recloser   substation
                                            mounting    frame   and   additional
                                            miscellaneous   accessories  at  the
                                            Worsham Field Substation.

                  22.      Trenton
                                    Replace bank at Trenton Substation with 3750 KVA 69 KV transformer and 4 KV regulators from Farmersville Station.

                  23.      Whitney
                                    (a)  Install  three  100 amp  voltage
                                         regulators  in the  Whitney  66/22 KV
                                          Substation.
                                    (b)  Purchase and install WVE recloser for
                                         Whitney 66/22 KV Substation.

                  24.      Ward County
                                    Purchase  oil circuit  recloser,  substation
                                    mounting frame and additional  miscellaneous
                                    accessories.   Purchase   and   install  oil
                                    circuit recloser at Cochise Substation.

                  25.      Young County
                                    (a)     Purchase  and  install  transformer
                                            cooling  fan in Olney  69/12.5  KV
                                            Substation.
                                    (b)     Purchase and install ABB reclosing
                                            relay  on OCR  #1431  at  Olney
                                            Station.

                                      THIRD

                                   Franchises

         All and singular, the corporate, federal, state, municipal and other franchises, permits, consents, licenses, grants, immunities, privileges, and rights acquired by the Company since the execution and delivery of the Twenty-Third Supplemental Indenture dated as of September 15, 1993, to the
Original Indenture, and now held by the Company for the construction, maintenance, and operation of electric light, heat, and power plants and systems; for the construction, maintenance; as well as all franchises, grants, immunities, privileges, and rights of the Company used or useful in the operation of the Trust Estate, including all and singular the franchises, grants, immunities, privileges, and rights of the Company granted by the governing authorities of the cities and towns enumerated in the schedule below, and by all other municipalities or political subdivisions, and all renewals, extensions, and modifications of said franchises, grants, privileges, and rights, or any of them, including:

         A.       State of New Mexico

                  Municipality                                Expiration Date
                  Dona Ana County                             November 1, 2019

         B.       State of Texas

                  Municipality                                Expiration Date
                  Texas City                                  Extended to March
                                                               31, 1999

         IN WITNESS WHEREOF, TEXAS-NEW MEXICO POWER COMPANY has caused this Twenty-Fourth Supplemental Indenture to be signed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and, in token of its acceptance of the trust created hereby, Bank of America Illinois, a banking corporation organized under the laws of Illinois, has caused this Twenty-Fourth Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by one of its Trust Officers, all as of the day and year first above written.

                                                 TEXAS-NEW MEXICO POWER COMPANY,



(Corporate Seal)                            By:
                                                              M. S. Cheema
                                                              Vice President


Attest:

B. Jan Adkins
Assistant Secretary



                                                     BANK OF AMERICA ILLINOIS,
                                                  banking corporation organized
                                                     under the laws of Illinois,
                                                     as Trustee
(CORPORATE SEAL)

                                                     By:
                                                              John W. Porter
                                                              Vice President

Attest:


Trust Officer

STATE OF TEXAS                      SS.
                                            SS. ss.:
COUNTY OF TARRANT          SS.


         On this ____ day of November, 1995, before me, , Notary Public in and for the County and State aforesaid, personally appeared M. S. Cheema, to me personally known, and known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be Vice President of TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, who being by me duly sworn, did say that he resides in Weatherford, Texas, that he is Vice President of said TEXAS-NEW MEXICO POWER COMPANY and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said M. S. Cheema acknowledged said instrument to be the free act and deed of said corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed and as the act of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office this ____ day of November, 1995.





(NOTARIAL SEAL)

STATE OF ILLINOIS                   SS.
                                            SS. ss.:
COUNTY OF COOK                      SS.


         On this ____ day of November, 1995, before me, , Notary Public in and for the County and State aforesaid, personally appeared JOHN W. PORTER, to me personally known, and known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be a Vice President of Bank of America Illinois, a banking corporation organized under the laws of Illinois, who, being by me duly sworn, did say that he resides in Chicago, Illinois; that he is a Vice President of said Bank of America Illinois, and that the seal affixed to said instrument is the corporate seal of said banking corporation, and that said instrument was signed and sealed in behalf of said association by authority of its Board of Directors; and said JOHN W. PORTER, acknowledged said instrument to be the free act and deed of said association, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed and as the act of said association.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office this ____ day of November, 1995.





(NOTARIAL SEAL)

STATE OF TEXAS                      SS.
                                            SS. ss.:
COUNTY OF TARRANT          SS.


         M. S. Cheema, being duly sworn, deposes and says:

         1. That he is Vice President of TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, one of the corporations described in, and which executed the foregoing instrument, and is one of the officers who executed the foregoing instrument in behalf of TEXAS-NEW MEXICO POWER COMPANY.

         2. That TEXAS-NEW MEXICO POWER COMPANY, one of the corporations which executed the aforementioned instrument, is a corporation engaged in the States of Texas and New Mexico in the generation, purchase, transmission, distribution and sale of electricity to the public and, consequently, is a utility as described in Section 35.01, Texas Business and Commerce Code, Revised Civil Statutes of Texas.


Subscribed and sworn to before me this ____ day of November, 1995.





(NOTARIAL SEAL)







F-0050641.04